                                                                    EXHIBIT 23.1

                                    CONSENT


We consent to the incorporation by reference in the Registration Statement dated August 22, 1997 pertaining to the 1997 Stock Award and Incentive Plan of Alexandria Real Estate Equities, Inc. of our reports dated February 13, 1997 (except Note 11, as to which the date is May 1, 1997), 1413 Research Blvd. dated February 20, 1997, 300 and 401 Professional Drive dated February 20, 1997, 25, 35 and 45 W. Watkins Mill Road dated February 20, 1997, 1311, 1401 and 1431 Harbor Bay Parkway dated February 20, 1997, 1550 East Gude Drive dated February 20, 1997, and PW Acquisitions I, LLC dated April 24, 1997, included in the Registration Statement (Form S-11 No. 333-23545), and related Prospectus of Alexandria Real Estate Equities, Inc. for the registration of 6,750,000 shares of its common stock.



                                      /s/ Ernst & Young LLP

Los Angeles, California
August 18, 1997